Exhibit 99.1

PRESS RELEASE
1004 N. Big Spring, Suite 400	Contact:	Cindy Thomason
Midland, TX 79701 (432) 684-3727		Manager of Investor Relations
http://www.plll.com		cindyt@plll.com
PARALLEL PETROLEUM ANNOUNCES
FIRST QUARTER 2008 FINANCIAL RESULTS
MIDLAND, Texas, (BUSINESS WIRE), May 5, 2008 — Parallel Petroleum Corporation (NASDAQ: PLLL) today announced its financial results for the first quarter ended March 31, 2008, compared to the results for the same period in 2007. In a separate press release issued today, Parallel announced its production, work-in-progress, and field operations update. The Company’s financial and field operations conference call and webcast will be held Tuesday, May 6, 2008 at 2:00 p.m. Eastern time (1:00 p.m. Central time). Details for the conference call and webcast are disclosed at the end of this press release.
First Quarter Financial Results
For the three months ended March 31, 2008, Parallel reported a net loss of $2.7 million, or a loss of $0.07 per diluted share. Included in the net loss was a $21.9 million pre-tax loss on derivatives, which included settlements of $8.3 million. Parallel had no derivatives classified as hedges during the first quarter of 2008. For the three months ended March 31, 2007, Parallel recorded a net loss of $96,000. Included in the net loss for the three months ended March 31, 2007 was a $4.4 million pre-tax loss on derivatives, which included settlements of $2.5 million.
For the first quarter of 2008, Parallel’s oil and natural gas sales were 247 MBbls of oil and 2,662 MMcf of natural gas, or 691 MBOE. During this period, the average prices the Company received for its oil and natural gas were $93.74 per barrel and $7.80 per Mcf, or $63.60 per BOE. For the same period of 2007, oil sales were 273 MBbls at an average price of $51.93 per barrel and natural gas sales were 1,521 MMcf at an average price of $5.86 per Mcf, or 527 MBOE at an average price of $43.85 per BOE.
When comparing the first quarter of 2008 to the first quarter of 2007, oil and gas operating revenues increased approximately 90% to $43.9 million and total costs and expenses increased approximately 43% to $21.2 million, which increased operating income approximately 174% to $22.8 million. Total operating costs and expenses increased primarily due to increases in lease operating expense, and depreciation, depletion and amortization costs. Interest expense increased approximately 49% to $5.5 million.
When comparing the first quarter ended March 31, 2008 to the first quarter ended March 31, 2007, net cash provided by operating activities increased approximately 43% to $25.5 million, net cash used in investing activities decreased approximately 1% to $47.9 million, and net cash provided by financing activities decreased approximately 43% to $22.3 million.
Balance Sheet Review
At March 31, 2008, current assets were $55.0 million, which included $7.8 million of cash and cash equivalents. Current liabilities were $90.2 million, including current derivative obligations of $35.9 million. Long-term liabilities were $280.0 million, including $227.5 million of debt and $21.2 million of derivative obligations. The borrowing base under the Company’s revolving credit facility was $200.0 million as of March 31, 2008, and outstanding borrowings under the revolving credit facility at that same date were $82.0 million. In addition, the Company had $150.0 million outstanding under its senior notes. As of March 31, 2008, the Company’s net capitalized costs associated with its oil and gas properties and other equipment were $537.2 million. Stockholders’ equity was $233.4 million.
Management Comments
Larry C. Oldham, Parallel’s President, commented, “As we stated in our February 20, 2008 earnings press release, our focus in 2008 is to increase production and proved developed producing (PDP) reserves. We have an additional goal to fund our capital investment budget through our net cash provided by operating activities. Due to record production volumes and high commodity prices, during the first quarter of 2008 our net cash provided by operating activities was $25.5 million, an increase of approximately 43% when compared to first quarter 2007. We expect our $127.2 million 2008 capital investment budget to be primarily funded from our net cash provided by operating activities and supplemental borrowings against our revolving credit facility, which had $118.0 million available as of March 31, 2008.”
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Parallel Petroleum Announces
1Q 2008 Financial Results
May 5, 2008

PARALLEL PETROLEUM CORPORATION
Consolidated Balance Sheets
(dollars in thousands)

	March 31,	December 31,
Assets	2008	2007
	(unaudited)
Current assets:
Cash and cash equivalents	$7,757	$7,816

Accounts receivable:
Oil and natural gas sales	28,149	20,499
Joint interest owners and other, net of allowance for doubtful account of $50	3,351	2,460
Affiliates and joint ventures	3,401	3,970

	34,901	26,929
Other current assets	167	600
Deferred tax asset	12,209	10,293

Total current assets	55,034	45,638

Property and equipment, at cost:
Oil and natural gas properties, full cost method (including $101,746 and $86,402 not subject to depletion)	688,976	648,576
Other	2,929	2,877

	691,905	651,453
Less accumulated depreciation, depletion and amortization	(154,752)	(145,482)

Net property and equipment	537,153	505,971

Restricted cash	79	78
Investment in pipelines and gathering system ventures	8,701	8,638
Other assets, net of accumulated amortization of $1,565 and $1,425	2,652	2,768

	$603,619	$563,093

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$53,661	$47,848
Asset retirement obligations	661	598
Derivative obligations	35,912	30,424

Total current liabilities	90,234	78,870

Revolving credit facility	82,000	60,000
Senior notes (principal amount $150,000)	145,505	145,383
Asset retirement obligations	5,141	4,339
Derivative obligations	21,159	13,194
Deferred tax liability	26,163	26,045

Total long-term liabilities	279,968	248,961

Commitments and contingencies

Stockholders’ equity:
Series A preferred stock — par value $0.10 per share, authorized 50,000 shares	—	—
Common stock — par value $0.01 per share, authorized 60,000,000 shares, issued and outstanding 41,320,215 and 41,252,644	413	412
Additional paid-in capital	197,351	196,457
Retained earnings	35,653	38,393

Total stockholders’ equity	233,417	235,262

	$603,619	$563,093

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Parallel Petroleum Announces
1Q 2008 Financial Results
May 5, 2008

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Operations
For three months ended March 31, 2008 and 2007
(unaudited)
(dollars in thousands, except per share data)

	2008	2007
Oil and natural gas revenues:
Oil and natural gas sales	$43,941	$23,116

Cost and expenses:
Lease operating expense	6,979	4,399
Production taxes	2,289	1,054
General and administrative	2,568	2,665
Depreciation, depletion and amortization	9,352	6,709

Total costs and expenses	21,188	14,827

Operating income	22,753	8,289

Other income (expense), net:
Loss on derivatives not classified as hedges	(21,886)	(4,435)
Interest and other income	33	52
Interest expense	(5,518)	(3,708)
Other expense	—	(36)
Equity in gain (loss) of pipelines and gathering system ventures	217	(305)

Total other income (expense), net	(27,154)	(8,432)

Loss before income taxes	(4,401)	(143)
Income tax benefit, deferred	1,661	47

Net loss	$(2,740)	$(96)

Net loss per common share:
Basic	$(0.07)	$—

Diluted	$(0.07)	$—

Weighted average common shares outstanding:
Basic	41,273	37,547

Diluted	41,273	37,547

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Parallel Petroleum Announces
1Q 2008 Financial Results
May 5, 2008

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Cash Flows
Three Months Ended March 31, 2008 and 2007
(unaudited)
(dollars in thousands)

	2008	2007
Cash flows from operating activities:
Net loss	$(2,740)	$(96)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	9,352	6,709
Accretion of asset retirement obligation	83	84
Accretion of senior notes discount	122	—
Deferred income tax benefit	(1,661)	(47)
Loss on derivatives not classified as hedges	21,886	4,435
Stock option expense	82	92
Equity in (gain) loss in pipelines and gathering system ventures	(217)	305

Changes in assets and liabilities:
Other assets, net	116	(12)
Restricted cash	(1)	274
Accounts receivable	(7,972)	4,537
Other current assets	282	292
Accounts payable and accrued liabilities	6,194	1,219

Net cash provided by operating activities	25,526	17,792

Cash flows from investing activities:
Additions to oil and natural gas properties	(39,718)	(44,584)
Proceeds from disposition of oil and natural gas properties	100	152
Additions to other property and equipment	(134)	(32)
Settlements of derivative instruments	(8,282)	(2,479)
Net investment in pipelines and gathering system ventures	154	(1,659)

Net cash used in investing activities	(47,880)	(48,602)

Cash flows from financing activities:
Borrowings from bank line of credit	22,000	39,000
Deferred financing costs	—	(175)
Proceeds from exercise of stock options	295	—

Net cash provided by financing activities	22,295	38,825

Net increase (decrease) in cash and cash equivalents	(59)	8,015

Cash and cash equivalents at beginning of period	7,816	5,910

Cash and cash equivalents at end of period	$7,757	$13,925

Non-cash financing and investing activities:
Oil and natural gas properties asset retirement obligation	$782	$(113)
Non-cash exchange of oil and natural gas properties:
Properties received in exchange	$—	$6,463
Properties delivered in exchange	$—	$(5,495)
Other transactions:
Interest paid	$9,076	$3,875
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Parallel Petroleum Announces
1Q 2008 Financial Results
May 5, 2008

PARALLEL PETROLEUM CORPORATION
SELECTED OPERATING AND FINANCIAL DATA

	Three Months Ended
	3/31/2008	12/31/2007	3/31/2007
	(in thousands, except per unit data)
Production Volumes:
Oil (Bbls)	247	254	273
Natural gas (Mcf)	2,662	2,179	1,521
BOE (1)	691	617	527
BOE per day	7.6	6.7	5.9

Sales Prices:
Oil (per Bbl)	$93.74	$84.77	$51.93
Natural gas (per Mcf)	$7.80	$6.68	$5.86
BOE price	$63.60	$58.46	$43.85

Operating Revenues:
Oil	$23,169	$21,529	$14,211
Natural gas	20,772	14,545	8,905

	$43,941	$36,074	$23,116

Operating Expenses and Income:
Lease operating expense	$6,979	$5,781	$4,399
Production taxes	2,289	1,848	1,054
General and administrative	2,568	2,678	2,665
Depreciation, depletion and amortization	9,352	8,435	6,709

	21,188	18,742	14,827

Operating income	22,753	17,332	8,289

Other income (expense), net
Loss on derivatives not classified as hedges	(21,886)	(25,615)	(4,435)
Interest and other income	33	34	52
Interest expense	(5,518)	(5,728)	(3,708)
Other expense	—	(27)	(36)
Equity in gain (loss) of pipelines and gathering system ventures	217	352	(305)

Total other income (expense), net	(27,154)	(30,984)	(8,432)

Loss before income taxes	(4,401)	(13,652)	(143)
Income tax benefit, deferred	1,661	5,330	47

Net loss	$(2,740)	$(8,322)	$(96)

Net loss per common share:
Basic	$(0.07)	$(0.21)	$—
Diluted	$(0.07)	$(0.21)	$—

Weighted average common shares outstanding:
Basic	41.3	39.1	37.5
Diluted	41.3	39.1	37.5

(1)	A BOE means one barrel of oil equivalent using the ratio of six Mcf of gas to one barrel of oil.
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Parallel Petroleum Announces
1Q 2008 Financial Results
May 5, 2008

PARALLEL PETROLEUM CORPORATION
DERIVATIVES INFORMATION AS OF MARCH 31, 2008 (1)
OIL COLLARS:

				Estimated
		NYMEX Oil Prices		Fair Market
Period of Time	Barrels of Oil	Floor	Cap	Value
				($ in thousands)
Apr 1, 2008 thru Dec 31, 2008	261,250	$63.42	$83.86	$(5,003)
Jan 1, 2009 thru Dec 31, 2009	620,500	$63.53	$80.21	(12,808)
Jan 1, 2010 thru Oct 31, 2010	486,400	$63.44	$78.26	(9,155)

Total Fair Market Value				$(26,966)

NATURAL GAS COLLARS:

				Estimated
	MMBTU of	WAHA Gas Prices		Fair Market
Period of Time	Natural Gas	Floor	Cap	Value
				($ in thousands)
Apr 1, 2008 thru Dec 31, 2008	2,750,000	$7.38	$9.28	$(2,622)
Jan 1, 2009 thru Dec 31, 2009	3,285,000	$7.06	$9.93	(1,801)

Total Fair Market Value				$(4,423)

COMMODITY SWAPS:

			Estimated
		NYMEX Oil	Fair Market
Period of Time	Barrels of Oil	Swap Price	Value
			($ in thousands)
Apr 1, 2008 thru Dec 31, 2008	330,000	$33.37	$(21,606)

INTEREST RATE SWAPS:

		Weighted Avg	Estimated
	Notional	Fixed	Fair Market
Period of Time	Amounts	Interest Rates	Value
	($ in millions)		($ in thousands)
Apr 1, 2008 thru Dec 31, 2008	$100	4.86%	$(1,932)
Jan 1, 2009 thru Dec 31, 2009	$50	5.06%	(1,331)
Jan 1, 2010 thru Oct 31, 2010	$50	5.15%	(813)

Total Fair Market Value			$(4,076)

(1)	BNP Paribas and Citibank, N.A. are the counterparties in Parallel’s derivative instruments.
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Parallel Petroleum Announces
1Q 2008 Financial Results
May 5, 2008

Conference Call and Webcast Information
Parallel’s management will host a conference call to discuss first quarter 2008 financial results, production, work-in-progress, and field operations. In addition to this press release, please refer to Parallel’s Form 10-Q Report for the quarter ended March 31, 2008 that was filed with the Securities and Exchange Commission on May 5, 2008 and its field operations press release dated May 5, 2008.
The conference call will be held on Tuesday, May 6, 2008, at 2:00 p.m. Eastern time (1:00 p.m. Central time). To participate in the call, dial 888-679-8018 or 617-213-4845, Participant Passcode 29180963, at least ten minutes before the scheduled start time. The conference call will also be webcast with slides, and can be accessed live at Parallel’s web site, http://www.plll.com. A replay of the conference call will be available at the Company’s web site or by calling 888-286-8010 or 617-801-6888, Passcode 30061674.
Participants may pre-register for the call at Parallel’s web site on the Event Details page for the webcast or at https://www.theconferencingservice.com/prereg/key.process?key=PHRFRTTUM. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.
The Company
Parallel Petroleum is an independent energy company headquartered in Midland, Texas, engaged in the exploitation, development, acquisition and production of oil and gas using 3-D seismic technology and advanced drilling, completion and recovery techniques. Parallel’s primary areas of operation are the Permian Basin of West Texas and New Mexico, North Texas Barnett Shale, Onshore Gulf Coast of South Texas, East Texas and Utah/Colorado. Additional information on Parallel is available via the internet at http://www.plll.com.
This release contains forward-looking statements subject to various risks and uncertainties that could cause the Company’s future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “initial daily test rates,” “may,” “will,” “expect,” “intend,” “plan,” “subject to,” “anticipate,” “estimate,” “continue,” “present value,” “future,” “reserves”, “appears,” “prospective,” or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to:
•	the results of exploratory drilling activity;

•	the Company’s growth strategy;

•	changes in oil and natural gas prices;

•	operating risks, availability of drilling equipment;

•	outstanding indebtedness;

•	weaknesses in our internal controls;

•	the inherent variability in early production tests;

•	uncertainties inherent in estimating production rates;

•	the availability and capacity of natural gas gathering and transportation facilities;

•	the period of time that our oil and natural gas wells have been producing;

•	changes in interest rates;

•	dependence on weather conditions;

•	seasonality;

•	expansion and other activities of competitors;

•	changes in federal or state environmental laws and the administration of such laws; and

•	the general condition of the economy and its effect on the securities market.
While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.
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